UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2021 (April 7, 2021)

WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32550	88-0365922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One E. Washington Street, Phoenix, Arizona  85004
 (Address of principal executive offices)               (Zip Code)

(602) 389-3500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	WAL	New York Stock Exchange
6.25% Subordinated Debentures due 2056	WALA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
On April 7, 2021, Western Alliance Bancorporation (the "Company") filed a current report on Form 8-K with the U.S. Securities and Exchange Commission to report the closing of its acquisition of Aris Mortgage Holding Company, LLC, (“Aris”), the parent company of AmeriHome Mortgage Company, LLC (“AmeriHome”), pursuant to the terms of the Agreement and Plan of Merger, dated February 16, 2021, by and among Western Alliance Bank ("WAB"), Aris, AmeriHome, A-A Mortgage Opportunities, LP (as a member of Aris and in its capacity as member representative for the other members of Aris), Western Alliance Equipment Finance, Inc., a wholly owned subsidiary of WAB, and WAB Mortgage Sub, LLC, a wholly owned subsidiary of WAEF.
This Form 8-K/A amends the Form 8-K filed on April 7, 2021 to include: (i) audited consolidated financial statements of AmeriHome as of and for the years ended December 31, 2020 and 2019, and the notes related thereto; and (ii) the unaudited pro forma combined financial information of the Company required by Item 9.01 of Form 8-K.
ITEM 8.01. OTHER EVENTS.
In addition to filing the required financial statements and pro forma financial information described in Item 2.01 and Item 9.01 of this Current Report on Form 8-K/A, the Company is providing, for informational purposes, the following update regarding the results of operations of AmeriHome for the three months ended March 31, 2021. These results are preliminary and remain subject to completion of review procedures over AmeriHome’s financial statements. AmeriHome’s financial results for the first quarter of 2021 do not affect the Company’s previously reported results for the three months ended March 31, 2021 because the Company’s acquisition of AmeriHome was completed subsequent to March 31, 2021. Such results may not be indicative of AmeriHome’s full-year performance.
First Quarter Results of AmeriHome Mortgage Company, LLC
During the three months ended March 31, 2021, AmeriHome recorded a net loss of $(6.4) million, compared to net income of $73.0 million during the three months ended March 31, 2020.
The decrease in net income during the first quarter of 2021 compared to the first quarter of 2020 was primarily due to a $107.8 million decrease in net loan servicing revenue that was driven by increased volatility in AmeriHome’s MSR hedging results as increased swaption volatility impacted both the fair value of the MSR asset and the associated hedge instruments and as primary-secondary spreads tightened. Also contributing to the decrease in net income was an increase of $26.4 million in compensation and other operating expenses. These results were partially offset by an increase of $52.9 million in net gains on loans held for sale, driven by increased gains on loans sold during the period.
Servicing valuation-related losses, primarily attributable to changes in fair value of MSRs and associated hedge instruments, incurred during the three-month periods ended March 31, 2021 and March 31, 2020 reduced net income by $179.6 million and $61.6 million, respectively. Excluding the impact of these valuation-related losses, net income totaled $173.2 million and $134.6 million for the three months ended March 31, 2021 and March 31, 2020, respectively.
Production
AmeriHome’s net income from loan production totaled $117.6 million in the first quarter of 2021, an increase of 54.7% from the first quarter of 2020. An increase in loan acquisitions and originations during the period drove the increase from the first quarter of 2020. Total loan acquisition and origination volume in the first quarter of 2021 totaled $21.1 billion, up 81.0% from the first quarter of 2020. The growth in loan acquisition and origination volume was primarily attributable to an increase in correspondent acquisitions of conventional loans, which totaled $17.5 billion in the first quarter of 2021, up 154.7% from the first quarter of 2020.
Servicing
AmeriHome recognized a net loss from loan servicing of $(124.0) million for the first quarter of 2021, compared to $(3.0) million in the first quarter of 2020. The losses in these periods were driven by valuation-related items. Excluding these valuation-related items, net income from servicing totaled $55.6 million for the first quarter of 2021, down 5.2% from the first quarter of 2020. Continued growth in AmeriHome’s loan servicing portfolio resulted in loan servicing fees of $79.4 million in the first quarter of 2021, an increase of 15.0% from the first quarter of 2020. Strong production volumes drove AmeriHome’s loan servicing portfolio to $112.4 billion, an increase of 41.1% from March 31, 2020.
MSR Sales and Acquisition Related Expenses
In contemplation of the acquisition and the regulatory capital impact of mortgage servicing rights on WAL’s capital ratios, in March 2021, AmeriHome entered into commitments to sell certain MSRs and related servicing advances. The sale of MSRs and related servicing advances with respect to approximately $9.9 billion in unpaid principal balance of loans underlying MBS guaranteed by Ginnie Mae closed on May 4, 2021. Subject to the execution of a definitive agreement and transfer instructions, the sale of MSRs and related servicing advances with respect to approximately $48.3 billion in unpaid principal balance of conventional loans is expected to close in June 2021. In addition, AmeriHome recognized transaction expenses of $1.8 million during the three months ended March 31, 2021.

Forward-Looking Statements
This report contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including the anticipated sale of MSRs and related servicing advances. These forward-looking statements include, but are not limited to, statements identified by words such as “may,” “assumes,” “approximately,” “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements, including the Company’s ability to finalize terms of the MSR sale with the applicable counterparty and other risks and uncertainties described in the Company’s reports filed with the Securities and Exchange Commission.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(a) Financial Statements of Business Acquired.
The audited consolidated financial statements of AmeriHome as of and for the years ended December 31, 2020 and 2019, and the notes related thereto, are filed as herewith as Exhibit 99.1 to this Current Report on Form 8-K.
(b) Pro Forma Financial Information.
The unaudited pro forma financial statements of the Company and AmeriHome, including (a) the unaudited pro forma combined income statement of the Company and AmeriHome for the year ended December 31, 2020, giving effect to the acquisition of AmeriHome as if it had occurred on January 1, 2020, and (b) the unaudited pro forma combined balance sheet of the Company and AmeriHome as of December 31, 2020, giving effect to the acquisition as if it had occurred on December 31, 2020, are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.
(d) Exhibits.

23.1	Consent of Ernst & Young LLP, Independent Auditors of AmeriHome Mortgage Company, LLC.

99.1	Audited consolidated financial statements of AmeriHome as of and for the years ended December 31, 2020 and 2019, and the related notes.

99.2	Unaudited pro forma combined financial statements as of and for the year ended December 31, 2020, and the related notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION
(Registrant)

/s/ Dale Gibbons

Dale Gibbons
Executive Vice President and
Chief Financial Officer

Date:	May 14, 2021

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